Exhibit 10.1

SALE AND PURCHASE AGREEMENT

This SALE AND PURCHASE AGREEMENT (the “Agreement”) dated as of the 10th day of February 2010 (the “Effective Date”), is made by and between SCB Building, LLC, (the “Seller”), and 250 Block Group, LLC (the “Purchaser”).

WHEREAS, Seller is holder of a Promissory Note dated November 1, 2005 and amended on January 4, 2006 (“Note”) which was issued by 250 North Orange Avenue, LLC (“North Orange”) and a copy of which is attached hereto as Exhibit A;

WHEREAS, the Note is secured by a Mortgage and Security Agreement by and between Seller and North Orange (“Mortgage Agreement”) dated November 2, 2005 with respect to certain property owned by North Orange as described in such Mortgage Agreement and a copy of which is attached hereto as Exhibit B;

WHEREAS, Seller and Old Southern Bank (“Bank”) are parties to an Intercreditor Agreement dated November 13, 2006 (“Intercreditor Agreement”), and a copy of which is attached hereto as Exhibit C; and

WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, Seller’s rights in the Note, the Mortgage Agreement, and the Intercreditor Agreement (collectively the “Assets”); and,

NOW, THEREFORE, in consideration of the premises and other valuable consideration, Seller and Purchaser agree as follows:

1.             PURCHASE AND SALE OF THE ASSETS

1.1           Sale of the Assets.  Subject to satisfaction of the conditions set forth in Sections 2.2 and 2.3 hereof, Seller shall sell, transfer and assign, and Purchaser shall accept all of Seller’s right, title and interest in and to the Assets at the time of Closing, pursuant to the terms and conditions of the Agreement.

1.2           Transfer of Note, Mortgage Agreement and Intercreditor Agreement.  Effective upon the Closing, Seller and Purchaser shall execute an Assignment and Assumption Agreement in the form attached hereto as Exhibit D.

1.3           Purchase Price; Payment Terms.  Purchaser agrees to pay to Seller (in United States Dollars) the total purchase price of Four Million Nine Hundred Thousand US Dollars ($4,900,000.00) (the “Purchase Price”) as follows:

1.3.1        Twenty Five Thousand Dollars ($25,000) (the “ Initial Deposit”) by deposit which shall be payable to Purchaser no later than two business days after execution of this Agreement.   The Deposit shall be non refundable.

1.3.2  Four Hundred Sixty Five Thousand Dollars ($465,000)       (the “Second Deposit”) by deposit which shall be payable to Purchaser on March 1, 2010  if Purchaser elects to extend the Closing Date until April 1, 2010.  Said Deposit shall be non refundable;

1.3.3 The balance of the Purchase Price shall be paid to Seller at Closing.

2.   CLOSING.

2.1.          Closing, Delivery Location, and Delivery.  The closing of the purchase and sale of the Assets (the “Closing”) shall be held no later than March 1, 2010, except that Purchaser may elect to extend the Closing Date to April 1, 2010, by delivering written notice to the Seller no later than March 1, 2010 and with concurrent payment of the non refundable deposit described in 1.3.2 (the “Closing Date”). In the event Purchaser elects to extend the Closing Date, Seller will provide adjusted purchase figures no later than 5 days before the Closing to account for any payments made or not made, as the case may be, by North Orange during the month of March.

2.2           The obligation of Purchaser to purchase the Assets from Seller is subject to satisfaction or waiver of each and all of the following conditions prior to the Closing Date:

i.              Seller shall have delivered the Assignment and Assumption Agreement, the Note, the Mortgage Agreement and the Intercreditor Agreement and Seller shall have performed or complied with all other agreements, covenants and conditions required by this Agreement to be performed or complied with by Seller.

ii.             Each and all of the representations and warranties made by Seller in Section 5 of this Agreement shall be true and correct on and as of the Closing Date.

2.3           The obligation of Seller to sell the Assets to Purchaser is subject to satisfaction of each and all of the following conditions prior to the Closing Date:

i.              Purchaser shall have delivered the Purchase Price, the Assignment and Assumption Agreement and Purchaser shall have performed or complied with all other agreements, covenants and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the time of the Closing Date.

ii.             Each and all of the representations and warranties made by Purchaser in Section 6 of this Agreement shall be true and correct on and as of the Closing Date.

iii.            Seller will have successfully executed a written agreement form and content satisfactory to Seller in its sole discretion for the simultaneous purchase of certain promissory notes dated December 29, 2005 with Eric

Ludwig, Gary Tharp and Claude in exchange for good funds by either cashiers check or via wire transfer at the Closing Date as follows:

a.     Amount payable to Ludwig:      TWO HUNDRED ONE THOUSAND SEVEN HUNDRED SEVENTY FOUR US DOLLARS AND 40/100  ($201, 774.40)

b.     Amount payable to Tharp:         NINE  HUNDRED SEVENTY FOUR THOUSAND NINE HUNDRED SEVENTY THREE US DOLLARS AND 90/100 ($974,973.90)

c.     Amount payable to Wolfe:         EIGHT HUNDRED FORTY THOUSAND NINE HUNDRED NINETY FIVE US DOLLARS AND 70/100 ($840,995.70)

2.4           At the Closing, (i) Seller will deliver to Purchaser the Assets, and Purchaser will accept the Assets; (ii) the Purchaser and shall pay to Seller in immediately available funds the Purchase Price and (iii) the parties shall execute the Assignment and Assumption Agreement as well as any other documents reasonably required by the parties. All documents and other items to be delivered at the Closing shall be deemed to have been delivered simultaneously, and no delivery shall be effective until all such items have been delivered.

3.             Intentionally Left Blank.

4.             REPRESENTATION AND WARRANTIES OF SELLER.  Seller warrants and represents to Purchaser that each of the following are true as of the date hereof and will be true and correct on the Closing Date:

4.1           Seller is the owner of the Assets, free and clear of all pledges, liens, encumbrances or claims of any kind, except for liens, if any that will be released at Closing.

4.2           AS-IS SALE UPON THE CLOSING DATE, THE ASSETS SHALL BE SOLD, TRANSFERRED, AND ASSIGNED AND ACCEPTED BY THE PURCHASER “AS IS” AND WITHOUT RECOURSE.

DISCLAIMER OF WARRANTY SELLER MAKES NO, AND DISCLAIMS ALL, WARRANTIES, REPRESENTATIONS, INDEMNITIES OR GUARANTEES OF ANY KIND OR NATURE, WHETHER EXPRESS OR IMPLIED, ARISING BY LAW, CUSTOM, PRIOR ORAL OR WRITTEN STATEMENTS BETWEEN THE PARTIES  OR OTHERWISE, WITH RESPECT TO THE ASSETS AND THE COLLATERAL TO INCLUDE, WITHOUT LIMITATION, THE FOLLOWING:

•      THE COLLECTABILITY OF THE NOTE;

•      THE SUFFICENCY OF THE COLLATERAL TO SECURE THE NOTE;

•      THE CONDITION OF THE COLLATERAL, INCLUDING BUT NOT LIMITED TO THE COLLATERAL’S COMPLIANCE WITH LAWS, REGULATIONS AND ANY ORDINANCE; AND/OR

•      THE STATUS OF THE NOTE AND ANY CLAIM THAT THE MAKER IS NOT IN DEFAULT UNDER THE NOTE AND THE MORTGAGE AGREEMENT.

4.3  Organization and Power.  Seller is a limited liability company duly organized and validly existing under the laws of the state of Florida.

4.4 Authorization.  The execution, delivery, and performance by Seller of this Agreement and all other agreements contemplated hereby to which Seller is a party have been duly and validly authorized by all necessary corporate action of Seller, and this Agreement and each other such agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Seller enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies,

5.             REPRESENTATION AND WARRANTIES OF PURCHASER.  Purchaser warrants and represents to Seller that each of the following are true as of the date hereof and will be true and correct on the Closing Date:

5.1           Purchaser has the financial resources to pay the Purchase Price.

5.2  Organization and Power.  Purchaser is a limited liability company duly organized and validly existing under the laws of the state of Florida.

5.3 Authorization.  The execution, delivery, and performance by Purchaser of this Agreement and all other agreements contemplated hereby to which Purchaser is a party have been duly and validly authorized by all necessary action of Purchaser, and this Agreement and each other such agreement, when executed and delivered by the parties thereto, will constitute the legal, valid, and binding obligation of Purchaser enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, and similar statutes affecting creditors’ rights generally and judicial limits on equitable remedies,

5.4 No Conflict With Other Instruments or Agreements.  The execution, delivery, and performance by Purchaser under this Agreement and all other agreements contemplated hereby to which Purchaser is a party will not result in a breach or violation of, or constitute a default under any material agreement to which Purchaser is a party or by which Purchaser is bound.

6.             TAXES. Purchaser shall be responsible for and shall defend, indemnify and hold Seller harmless, on demand, from and against any and all sales, use, personal property, ad valorem, valued added, stamp or other similar taxes, fees or other charges of any nature (but excluding taxes on income or gain realized by Seller, if any) imposed by any federal, state, provincial, or other political subdivision thereof of any country arising, charged, assessed or imposed in connection with the sale or transfer of the Assets hereunder, to include any such charges made against the underlying collateral.

7.             POST CLOSING OBLIGATIONS

As reasonably requested by Purchaser and subject to Purchaser’s payment of Seller’s reasonable out of pocket expenses incurred by Seller in connection with any  assistance provided by Seller pursuant to this section, Seller shall assist Purchaser (i) in providing necessary information and documentation in Seller’s possession regarding payments received by Seller on the Note during such time that Seller had rights to collect such payments (ii) in providing any correspondence by and between Seller and North Orange with respect to the Assets and (iii) in providing testimony from a designated representative of Seller with regard to the information provided in (i) and/or (ii) above.

8.             TERMINATION.

8.1           This Agreement may be terminated only as follows: (i) by written agreement of the Purchaser and Seller at any time before the Closing Date; (ii) by Purchaser, if the conditions specified in Section 2.2 have not been waived by Purchaser or satisfied by the Closing Date, (iii) by Seller, if the conditions specified in Section 2.3 have not been waived or satisfied by the Closing Date, or (iv) by either party, if the other party refuses to close on the sale and purchase of the Assets by the Closing Date, except as authorized by this Agreement, or otherwise breaches its obligations under this Agreement.

9.             MISCELLANEOUS

9.1           Assignment.  Neither this Agreement, nor any part of Purchaser’s rights or obligations hereunder, shall be assigned, transferred or otherwise conveyed by either party to any person or entity without the prior written consent of the other party.

9.2           Headings.  The headings contained herein are for convenience and reference only and are not intended to define, limit or affect the scope, meaning or purpose of any of the provisions of this Agreement.

9.3           Notices.   All notices required under the terms and provisions hereof shall be in writing, and any such notice shall become effective when delivered by regular mail or post, international courier or messenger, on the date actually received.  Any such notice shall be addressed as follows:

If to Seller:	SCB Building, LLC
1612 E. Cape Coral Parkway
Cape Coral, FL 33904

Attn: James May, General Counsel

If to Purchaser:	250 Block Group, LLC
250 North Orange Ave., Suite 1250
Orlando, FL 32801
Facsimile 240-331-0676
Attn: Gary Tharp, President

or to such other notice address as either party may from time to time hereafter designate in writing to the other.

9.4           Entire Agreement; Modifications and Amendments. This Agreement embodies the entire agreement and understanding between the Seller and Purchaser with respect to its subject matter and shall not be modified or amended, except by a written instrument signed by duly authorized representatives of the Seller and Purchaser.  The Agreement supersedes any and all prior or independent agreements and understandings between the Seller and Purchaser with respect to the same subject matter.  The parties agree that each of them shall be entitled to rely upon the signature of the other party hereto, received via facsimile transmission, to the same extent as an originally signed copy hereof; provided, however, this shall not relieve either party from delivery of originally signed documents hereunder.

9.5           Facsimile, Counterparts.  The parties agree that each of them shall be entitled to rely upon the signature of the other party hereto, received via facsimile transmission, to the same extent as an originally signed copy hereof; provided however, that this shall not relieve either party from delivery of originally signed documents hereunder. The Agreement may be executed by in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

9.6           Survival.  Sections 4, 5, 7 and 9 shall survive termination of this Agreement.

9.7           Successors.  The rights and obligations of the parties hereto shall inure to the benefit of and be binding and enforceable upon, the respective successors and permitted assigns of the parties.

9.8           Costs.  Each party to the Agreement shall pay its own costs and expenses incurred in connection with the Agreement, including, but not limited to, attorneys’ fees, and the consummation of the transaction contemplated hereby.

9.9           Further Assurances.  The Seller and Purchaser shall, from time to time, do and perform such other and further acts and execute and deliver any and all such other and further instruments, documents or letters as may be required by law or reasonably requested by the other party to establish, maintain and protect the respective rights and remedies of the other and to carry out the intent and purpose of the Agreement.

9.10         Time of the Essence.   Time is of the essence hereunder.

9.11         Governing Law.  THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF FLORIDA (EXCLUDING CONFLICT OF LAW PRINCIPLES), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THE PARTIES HEREBY EXPRESSLY AGREE TO (A) BE SUBJECT TO THE PERSONAL JURISDICTION OF THE STATE OF FLORIDA, (B) ACCEPT VENUE IN ANY FEDERAL OR STATE COURT IN FLORIDA, (C) WAIVE ANY DEFENSE BASED UPON FORUM NON CONVENIENS AND (D) WAIVE ANY RIGHT TO A TRIAL BY JURY

9.12         Legal Fees.  The prevailing party in any legal action brought to enforce this Agreement shall be entitled to recover its reasonable legal fees and expenses, to include those incurred on appeal (in addition to any limitation on liability set forth herein).

9.13         Severability.  If any one or more provisions of this Agreement shall be held to be illegal or unenforceable in any respect, the validity, legality, enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

9.14         Confidentiality.  This Agreement is and its terms are expressly agreed by the parties to be confidential between Seller and Purchaser and will not be disclosed by either party without the prior written permission of the other party, except (i) to permitted assigns of the Purchaser, (ii) to any governmental body having jurisdiction of any person or entity subject to the Agreement, (iii) to any other person pursuant to subpoena or other process whether legal, administrative or other, provided the other party shall have notice thereof, (iv) to the extent necessary in the enforcement of any person’s or entity’s rights hereunder, (v) to the extent disclosure may be required by applicable law or regulations or to each party’s own auditors, legal or technical advisors; and, (vi) to the lenders, advisors and attorneys, if any, of Seller and Purchaser.  This Section 9.14 shall survive the termination of this Agreement.

9.16.        Preliminary Negotiations.  The submission of this Agreement form by Seller for examination does not constitute an offer to sell or a reservation of an option to purchase.  In addition, Seller and Purchaser intend that neither party be legally bound in any way unless and until a fully executed Agreement is received by both Seller and Purchaser.

IN WITNESS WHEREOF, Seller and Purchaser, each pursuant to due corporate authority, have each caused this Agreement to be duly executed by their authorized officers as of the day and year first above written.

PURCHASER:		SELLER:
250 BLOCK GROUP, LLC		SCB BUILDING, LLC

By:	/s/ Gary Tharp	By:	/s/ Charles M. Peck
Printed Name: Gary Tharp		Printed Name: Charles M. Peck
Title: President		Title: Trustee of 1612 Cape Coral Parkway Land Trust, owner of SCB Building, LLC.

EXHIBIT D

“Assignment and Assumption Agreement”

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT, is entered into this the        day of                           , 2010 by and between SCB Building, LLC (“SCB”), as Assignor and 250 Block Group, LLC (“250 Block”), as Assignee.

WHEREAS, SCB is holder of a Promissory Note dated November 1, 2005 and amended on January 4, 2006 (“Note”) which was issued by 250 North Orange Avenue, LLC (“North Orange”);

WHEREAS, the Note is secured by a Mortgage and Security Agreement by and between SCB and North Orange (“Mortgage Agreement”) dated November 2, 2005 with respect to certain property owned by North Orange as described in such Mortgage Agreement;

WHEREAS, SCB and Old Southern Bank (“Bank”) are parties to an Intercreditor Agreement dated November 13, 2006 (“Intercreditor Agreement”), whereby the Bank acknowledges its interest in property secured by the Mortgage Agreement is junior to that of SCB; and

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and benefits to be derived by the parties, they do hereby agree to the following:

1.  Pursuant to the terms of the Sale and Purchase Agreement executed by the parties on                     , 2010, Assignor hereby assigns all of its right, title, and interest described in the Note, the Mortgage Agreement and the Intercreditor Agreement to Assignee.

2.  Assignee hereby agrees to accept all of the rights and obligations set forth in the Note, the Mortgage Agreement and Intercreditor Agreement. These documents are being assigned on an AS-IS basis and, except as explicitly provided for herein, Assignor makes no further representation or warranty with respect to the Note, the Mortgage Agreement or the Intercreditor Agreement. Assignee hereby specifically acknowledges that that such assignment is being made WITHOUT RECOURSE.

3.  Assignee represents and warrants that it has completed its independent investigation as to the facts and circumstances surrounding the Note, the Mortgage and the Intercreditor Agreement to its satisfaction.

4.  Assignor warrants that the Note, the Mortgage Agreement and the Intercreditor Agreement are still in full effect and have not been modified except as indicated in writing.

5.  Assignee agrees to perform all the duties and obligations called for under the Note, the Mortgage Agreement and the Intercreditor Agreement.  Assignee hereby agrees to completely defend, release, hold harmless and indemnify Assignor and its affiliates, subsidiaries, officers, directors, agents, owners, employees, trustees, successors and assigns from any claims whatsoever arising from the Note, the Mortgage Agreement and/or the Intercreditor Agreement which arise from and against any and all claims, losses, costs, damages or expenses, to include all reasonable attorneys’ fees (trial and appellate level), arising out of or from (i) events occurring on or after the date of this Assignment and/or (ii) any breach of Assignee’s representations and warranties set forth herein.

6. This obligations and rights as set forth herein binds the parties and all successors and may by modified only in writing signed by each of the parties hereto.

7.     This Agreement shall be construed in accordance with the laws of Florida.  The parties further agree that any and all claims arising from or in connection with the subject matter of this Letter Agreement must be brought in either the state or federal courts in and for Lee County, Florida, and the parties hereby expressly waive any venue privileges which may be asserted in connection with this Agreement.

8.     This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof.  It may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

9.     No failure or delay by either party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof, and no single or partial exercise of any such right, power or privilege will preclude any other or future exercise thereof or the exercise of any other right, power or privilege under this Agreement.

10.   If any provision, or a part thereof, of this Agreement is prohibited, unenforceable or invalid under applicable law, then the provision or part thereof shall be ineffective to the extent of such prohibition, unenforceability or invalidity under such law without affecting the enforceability or validity of such provision in any other jurisdiction and without invalidating the remainder of such provision or other provisions of this Agreement.

11.   Each party represents and warrants to the other party that it has the requisite corporate authority to enter into and perform this Agreement and this Agreement constitutes its legally binding obligation, enforceable in accordance with its terms. This Agreement supersedes any and all other agreements, either oral or in writing between the parties hereto with respect to the terms and conditions of this Agreement, and contains all of the covenants and agreements between the parties with respect to same.  Each party to this Agreement acknowledges that no representation, inducements, promises, or agreements, orally or otherwise, have been made by any party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding on either party, except that any other written agreement dated concurrent with or after this Agreement shall be valid as between the signing parties thereto.

12.           Attorneys’ Fees.  In the event a suit or action is brought by any party with respect to this Agreement, it is agreed that the prevailing party shall be entitled to reasonable attorneys’ fees to be fixed by the trial court, and/or appellate court.

13.           Separate Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

IN WITNESS THEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to be executed by their respective duly authorized representatives as of the day indicated above.

ASSIGNOR	ASSIGNEE

Charles M. Peck as Trustee for 1612 Cape Coral Parkway Land Trust, owner of SCB Building, LLC	Gary G. Tharp as President of 250 Block, LLC